UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 21, 2005

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into A Definitive Material Agreement.

On September 21, 2005, SkyWest, Inc. (the “Company”) and its wholly-owned subsidiary, SkyWest Airlines, Inc. (the “Borrower”), entered into a $60,000,000 Loan Agreement and certain related agreements (collectively, the “Loan Documents”) with C.I.T. Leasing Corporation (“CIT”).  Simultaneously with the execution of the Loan Documents, the Borrower borrowed the entire $60,000,000 available under the Loan Documents (the “Loan”).  The Loan bears interest at the rate of 6.3118% per annum up to and including October 21, 2005 and, thereafter, at an adjustable rate based on LIBOR.  Interest only payments are due monthly throughout the term of the Loan, with the entire principal balance due on March 21, 2006.  The obligations of the Borrower under the Loan Documents are guaranteed by the Company and secured by, among other things, a security interest in four Bombardier Model CL-600-2B19 Regional Jets (the “Aircraft”).   Upon not less than 15 days’ notice to CIT, the Borrower may prepay the then outstanding principal balance of the Loan together with interest accrued thereon.  Depending on the existence of certain conditions, a penalty may apply to any such prepayment under the Loan Documents.

The Loan Documents contain certain affirmative and negative covenants, including obligations regarding the registration, maintenance, and operation of the Aircraft, and limitations on the Borrower and the Company with respect to mergers and dispositions of assets.

The Loan Documents provide for certain events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by the Company or the Borrower proving to be false in any material respect, failure to maintain required insurance on the Aircraft, certain bankruptcy, insolvency or receivership events affecting the Company or the Borrower, and the imposition of certain judgments against the Company or the Borrower.  Upon an event of default, CIT may declare the entire unpaid principal amount of the Loan immediately due and payable.

The foregoing description of the Loan Documents and related agreements is qualified in its entirety by reference to those documents.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: September 27, 2005	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer